                                    Filed Pursuant to Rule 424(b)(5)
                                    Registration Numbers 333-32879 and 333-48227

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 3, 1998

                                 $750,000,000

                   BURLINGTON NORTHERN SANTA FE CORPORATION

                          MEDIUM-TERM NOTES, SERIES C
                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

  Burlington Northern Santa Fe Corporation may offer from time to time its Medium-Term Notes, Series C in an aggregate principal amount of up to $750,000,000 or its equivalent in one or more currencies or composite currencies. Such aggregate offering price is subject to reduction as a result of the sale by the Company of certain other Debt Securities (as defined below). See "Supplemental Plan of Distribution". Each Note will mature nine months or more from its date of issue, as selected by the purchaser and agreed to by the Company. Unless otherwise specified in the applicable Pricing Supplement to this Prospectus Supplement related to any Notes, the Notes will not be redeemable prior to maturity by the Company and will not be subject to repayment prior to maturity at the option of the holders thereof.

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in registered form in denominations of $1,000 and any integral multiple thereof, or the approximate equivalent thereof in the Specified Currency, as specified in the applicable Pricing Supplement. Each Note will be represented either by a global note registered in the name of The Depository Trust Company, as depositary, or a nominee thereof, or by a certificate issued in definitive form, as set forth in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be exchangeable for Certificated Notes except under the circumstances described under "Description of Notes--Book-Entry System" herein.

  The Notes may be denominated in either U.S. dollars or in such foreign currencies or composite currencies as set forth in the applicable Pricing Supplement. The specific currency or composite currency, interest rate or rates (if any), issue price and maturity date of any Note will be set forth in the related Pricing Supplement to this Prospectus Supplement. Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency. See "Description of Notes".

  Interest rates and interest rate formulae are subject to change by the Company but no such change will affect any Note already issued or which the Company has agreed to issue. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate or at a floating rate which may be determined by reference to the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or the CMT Rate, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note. Certain Notes issued at a discount from the principal amount payable at maturity thereof may provide that holders of such Notes will not receive periodic payments of interest. See "Description of Notes--Original Issue Discount Notes."

  Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on April 15 and October 15 of each year and at maturity or upon any earlier redemption or repayment, and interest on Floating Rate Notes will be payable on the dates indicated herein and in the applicable Pricing Supplement. See "Description of Notes--Interest and Interest Rates".

                                --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT
  OR THE PROSPECTUS TO WHICH IT  RELATES. ANY REPRESENTATION TO THE  CONTRARY
                            IS A CRIMINAL OFFENSE.

                                --------------

            PRICE TO PUBLIC(1) AGENTS' COMMISSIONS(2) PROCEEDS TO COMPANY(2)(3)
            ------------------ ---------------------- -------------------------
Per Note...        100%              .125-.750%            99.250-99.875%
Total(4)...    $750,000,000     $937,500-$5,625,000   $744,375,000-$749,062,500

-------
(1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be issued at 100% of their principal amount.
(2) The Company will pay a commission to the Agents generally ranging from .125% to .750% of the principal amount of any Note, depending upon its maturity, sold through such Agents (or sold to such Agents as principal in circumstances in which no other discount is agreed upon). The Company may also sell Notes to any Agent at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale or otherwise, as determined by such Agent. Unless otherwise indicated in an applicable Pricing Supplement, any Note sold to an Agent as principal shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933. See "Supplemental Plan of Distribution".
(3) Before deducting estimated expenses of $250,000 payable by the Company, including reimbursement of certain of the Agents' expenses.
(4) Or the approximate equivalent thereof in another Specified Currency.

                                --------------

  The Notes are being offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Company also may sell Notes to any Agent acting as principal for resale to investors or other purchasers and may sell Notes, through other agents, dealers or underwriters, or directly to investors on its own behalf in jurisdictions where it is authorized to do so. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company, or any Agent who solicits any such offer, may reject such offer, in whole or in part. See "Supplemental Plan of Distribution".

GOLDMAN, SACHS & CO.
              J.P. MORGAN & CO.
                             CHASE SECURITIES INC.
                                           MORGAN STANLEY DEAN WITTER
                                                           SALOMON BROTHERS INC

                                --------------

           The date of this Prospectus Supplement is April 7, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID IN CONNECTION WITH THE OFFERING.

                               ----------------

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents previously filed by Burlington Northern Santa Fe Corporation ("BNSF" or the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the year ended December 31, 1997, as amended; and

  (b) Current Report on Form 8-K (Date of earliest event reported: February 6, 1998).

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, Attention:
Corporate Secretary (telephone (817) 352-6454).

  Unless otherwise indicated, currency amounts in the Prospectus and this Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges of the Company for each of the five years ended December 31, 1997. The ratios reflect the historical results for Burlington Northern Inc. ("BNI") only in all periods reported prior to 1996, except for the year ended December 31, 1995, which period also includes Santa Fe Pacific Corporation ("SFP") results from September 22, 1995 through December 31, 1995.

                                                  YEAR ENDED DECEMBER 31,
                                               --------------------------------
                                               1997(2) 1996  1995(2) 1994  1993
                                               ------- ----  ------- ----  ----
Earnings to Fixed Charges(1)..................  3.52x  3.89x  1.85x  3.70x 3.19x

--------
(1) For purposes of this ratio, earnings are calculated by adding fixed charges (excluding capitalized interest) to income (loss) from continuing operations. Fixed charges consist of interest on indebtedness (including amortization of debt discount and premium) and the portion of rental expense under long term operating leases representative of an interest factor.

(2) Earnings for the years ended December 31, 1997 and 1995 include special charges of $90 million and $735 million (before tax), respectively. Excluding these charges, the ratios for 1997 and 1995 would have been 3.68x and 3.91x, respectively.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which reference is hereby made. Unless otherwise specified in the applicable Pricing Supplement (as defined below), the Notes will have the terms described below, except that references to interest payments and interest-related information do not apply to certain Original Issue Discount Notes (as defined below).

GENERAL

  The Pricing Supplement relating to a Note will describe the following terms:
(i) the currency (or composite currency) with respect to such Note (the "Specified Currency"), and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations; (ii) whether such Note is a Fixed Rate Note or a Floating Rate Note (each as defined below); (iii) the price at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date on which such Note will mature (the "Maturity Date"); (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Payment Date, the Index Maturity, the Spread and/or Spread Multiplier, if any (each as defined below) and any other terms relating to the particular method of calculating the interest rate for such Note; (viii) whether such Note is an Original Issue Discount Note (as defined below) and whether it has been issued with original issue discount for United States Federal income tax purposes;
(ix) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to maturity as described under "Optional Redemption" and "Repayment at the Noteholders' Option; Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of any Original Issue Discount Notes, the information necessary to determine the amount due upon redemption or repayment; (x) any relevant material tax consequences associated with the terms of such Note which have not been described in "United States Tax Considerations" below; and (xi) any other terms of such Note not inconsistent with the provisions of the Indenture.

  The Notes will be issued under an Indenture, dated as of December 1, 1995, between Burlington Northern Santa Fe Corporation (the "Company") and The First National Bank of Chicago (the "Trustee"), as the same may be amended or supplemented from time to time (said Indenture, as so supplemented, referred to herein as the "Indenture"). The following summaries of certain provisions of the Indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. The Notes are limited to an aggregate principal amount of U.S.$750,000,000 (or the equivalent thereof in foreign currencies or currency units). In this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement, reference to "U.S. dollars", "U.S.$", "$", "dollars" or "cents" are to United States currency, unless otherwise indicated in the applicable Pricing Supplement. Each Note will be denominated in U.S. dollars or in such other currency (or composite currency) as is specified in the applicable Pricing Supplement.

  Each Fixed Rate Note will mature on a day nine months or more from the date of issue, as specified in the applicable Pricing Supplement, as selected by the initial purchaser and agreed to by the Company. In the event that such Maturity Date of any Fixed Rate Note or any date fixed for redemption or repayment of any Fixed Rate Note is not a Market Day (as defined below), principal and interest payable at maturity or upon such redemption or repayment will be paid on the next succeeding Market Day with the same effect as if such Market Day were the Maturity Date or the date fixed for redemption or repayment, and no interest shall accrue for the period from and after the Maturity Date or date fixed for redemption or repayment to such next succeeding Market Day.

  Each Floating Rate Note will mature on an Interest Payment Date (as defined below) nine months or more from the date of issue as specified in the applicable Pricing Supplement, as selected by the initial purchaser and agreed to by the Company. In the event that the Maturity Date of any Floating Rate Note or any date fixed for redemption or repayment of any Floating Rate Note is not a Market Day, the required payment of principal, premium, if any, or interest otherwise payable on such date need not be made on such date, but may be made on the next succeeding Market Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period from and after the Maturity Date (or any date fixed for redemption or repayment) to such next succeeding Market Day.

  Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in U.S. dollars will be issuable in denominations of $1,000 and integral multiples thereof. The authorized denominations of any Note denominated in other than U.S. dollars will be the amount of the Specified Currency for such Note approximately equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the first Business Day in The City of New York and the country issuing such currency (or, in the case of European Currency Units ("ECUs"), Brussels) prior to the date on which the Company accepts the offer to purchase such Note, to U.S. $1,000, or such other minimum denomination as may be allowed or required from time to time by any relevant central bank or equivalent governmental body, however designated, or by any laws or regulations applicable to the Notes or to such Specified Currency. The Notes will be issued in integral multiples of 1,000 units of any such Specified Currency in excess of their minimum denominations. If any of the Notes are to be denominated in a Specified Currency other than U.S. dollars, or if the principal of, premium, if any, and any interest on any of the Notes not denominated in U.S. dollars are to be payable at the option of the holder or the Company in U.S. dollars, the applicable Pricing Supplement will provide additional information, including applicable exchange rate information, pertaining to the terms of such Notes and other matters of interest to the holders thereof.

  The Notes will be offered on a continuing basis, and each Note will be issued initially as either a global note (a "Book-Entry Note") registered in the name of The Depository Trust Company, as depositary (the "Depositary"), or a nominee thereof, or a certificate in definitive form (a "Certificated Note").

  Principal of, premium, if any, and interest on the Notes will be payable (with respect to any Certificated Note for which payment is to be made in U.S. dollars), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the principal offices of the Trustee in New York, New York, currently located at 14 Wall Street, Eighth Floor, Window Two, New York, New York 10005, Attention:
Corporate Trust Administration. Notwithstanding the foregoing, payment of interest, other than interest at the Maturity Date (or any date fixed for repayment or redemption), may, at the option of the Company, (i) be made by check mailed to the address of the person entitled thereto as it appears on the security register at the close of business on the Regular Record Date (as defined below) corresponding to the relevant Interest Payment Date or (ii) be made to a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder. The principal and interest payable on each Note at the Maturity Date (or any date fixed for repayment or redemption) will be made in immediately available funds upon surrender of the Note at the office of the Trustee, unless otherwise provided in the applicable Pricing Supplement. Notwithstanding the foregoing, the Depositary, as holder of Book-Entry Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds. Book-Entry Notes will be exchangeable only in the manner and to the extent set forth under "Description of Notes--Book-Entry System" below.

  Unless otherwise specified in the applicable Pricing Supplement, payments of interest, principal and premium, if any, with respect to any Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer to such account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least 15 days prior to the Interest Payment Date or the Maturity Date (or any date fixed for repayment or redemption), as the case may be, by the holder of such Note on the relevant Regular Record Date or at the Maturity Date (or any date fixed for repayment or redemption), provided that, in the case of payment of principal of, premium, if any, and interest due at the Maturity Date (or any date fixed for repayment or redemption), the Note is presented to the Trustee at its principal office in New York, New York, currently located at 14 Wall Street, Eighth Floor, Window Two, New York, New York 10005, Attention: Corporate Trust Administration, in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office, and, unless revoked, any such designation made with respect to any Note by a holder will remain in effect with respect to any further payments with respect to such Note payable to such holder. If a payment with respect to any such Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 15 days of such receipt.

  The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holders of the Notes, in respect of which such payments are made.

  Unless otherwise specified in the applicable Pricing Supplement, payments of principal of, premium, if any, and interest on all Notes will be made in the applicable Specified Currency, provided, however, that payments of principal of, premium, if any, and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the option of the holders thereof under the procedures described below and (ii) at the option of the Company on the basis of the Market Exchange Rate on the last date such Specified Currency was available (the "Conversion Date"), if such Specified Currency is unavailable, in the good faith judgment of the Company, due to the imposition of exchange controls or other circumstances beyond the control of the Company (any such payment made by the Company will not constitute an Event of Default under the Indenture).

  If so specified in the applicable Pricing Supplement, except as provided below, payments of interest, principal and premium, if any, with respect to any Note denominated in other than U.S. dollars will be made in U.S. dollars if the holder of such Note on the relevant Regular Record Date or at the Maturity Date (or any date fixed for repayment or redemption), as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its principal office in New York, New York, on or prior to such Regular Record Date or the date 15 days prior to the Maturity Date (or any date fixed for repayment or redemption), as the case may be. Such request may be delivered by mail, by hand or by cable, telex or any other form of facsimile transmission. Any such request made with respect to any Note by a holder will remain in effect with respect to any further payments of interest, principal and premium, if any, with respect to such Note payable to such holder, unless such request is revoked by written notice received by the Trustee on or prior to the relevant Regular Record Date or the date 15 days prior to the Maturity Date (or any date fixed for repayment or redemption), as the case may be (but no such revocation may be made with respect to payments made on any such Note if an Event of Default has occurred with respect thereto or upon the giving of a notice of redemption). Holders of Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

  The U.S. dollar amount to be received by a holder of a Note denominated in other than U.S. dollars who elects to receive payments in U.S. dollars will be based on the highest indicated bid quotation for the purchase of U.S. dollars of the Specified Currency obtained by the Currency Determination Agent (as defined below) at approximately 11:00 a.m., New York City time, on the second Market Day prior to the applicable payment date from the bank composite or multi-contributor pages of the Quoting Source (as defined below) for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used. If fewer than two such bid quotations are available at 11:00 a.m., New York City time, on the second Market Day prior to the applicable payment date, such payment will be based on the Market Exchange Rate as of the second Market Day prior to the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service or, if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service or, if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Company and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the holder thereof by deductions from such payment. Unless otherwise provided in the applicable Pricing Supplement, The First National Bank of Chicago will be the Currency Determination Agent (the "Currency Determination Agent") with respect to the Notes.

  If payment in respect of a Note is required to be made in any currency unit (e.g., ECUs) and such currency unit is unavailable, in the good faith judgment of the Company, due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of such Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment of U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Market Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

  All determinations referred to above made by the Currency Determination Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

INTEREST AND INTEREST RATES

  Each Note, except any Zero Coupon Note (as defined below), will bear interest at either (a) a fixed rate (such Note a "Fixed Rate Note") or (b) a floating rate determined by reference to an interest rate formula (such Note a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (each as defined below). Notes also may be issued as zero coupon notes ("Zero Coupon Notes"), which will be issued at a discount from the principal amount at maturity thereof, but holders of which will not receive interest thereon. Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period, and (ii) a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period. The applicable Pricing Supplement with respect to Fixed Rate Notes will designate a fixed rate per annum for each Fixed Rate Note. The applicable Pricing Supplement with respect to Floating Rate Notes will designate one of the following interest rate bases as applicable to each Floating Rate Note: (a) the CD Rate (as defined below), in which case such Note will be a "CD Rate Note"; (b) the Commercial Paper Rate (as defined below), in which case such Note will be a "Commercial Paper Rate Note"; (c) the Federal Funds Rate (as defined below), in which case such Note will be a "Federal Funds Rate Note"; (d) LIBOR (as defined below), in which case such Note will be a "LIBOR Note"; (e) the Prime Rate (as defined below), in which case such Note will be a "Prime Rate Note";
(f) the Treasury Rate (as defined below), in which case such Note will be a "Treasury Rate Note"; (g) the CMT Rate (as defined below), in which case such Note will be a "CMT Rate Note"; or (h) such other interest rate formula as is set forth in such Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Note will be equal to (a) in the case of a Fixed Rate Note, a fixed rate, or (b) in the case of a Floating Rate Note, either (i) the interest rate determined by reference to the specified interest rate formula (as specified in the applicable Pricing Supplement), plus or minus the Spread, if any, and/or (ii) the interest rate determined by reference to the specified interest rate formula, multiplied by the Spread Multiplier, if any, plus or minus the Spread, if any. The "Spread" is the number of basis points (one-hundredths of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate of such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for such Floating Rate Note. The "Base Rate" is the rate specified, or determined according to a formula specified, in the applicable Pricing Supplement.

  Each Note will bear interest from its Original Issue Date or, except as otherwise specified herein with respect to certain Floating Rate Notes, from the most recent date to which interest on such Note has been paid or duly provided for, at the annual rate, or at a rate determined pursuant to an interest rate formula, stated therein, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date (except for certain Original Issue Discount Notes and except for Notes originally issued between a Regular Record Date and an Interest Payment Date) and at the Maturity Date (or any date fixed for redemption or repayment).

  Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date; provided, however, that (i) if the Company fails to pay such interest on such Interest Payment Date, such defaulted interest will be paid to the person in whose name such Note is registered at the close of business on the record date to be established for the payment of defaulted interest and
(ii) interest payable at the Maturity Date (or any date fixed for redemption or repayment) will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date. Interest rates and interest rate formulae are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes". The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement and in such Note, and, unless otherwise specified in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) prior to each Interest Payment Date.

  Unless otherwise specified in a Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or
 .09876544) being rounded to 9.87654% (or .0987654)), and all U.S. dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward) and, in the case of Notes denominated in a Specified Currency other than U.S. dollars, such Specified Currency amounts will be rounded to the smallest unit of such Specified Currency (with one-half being rounded upward).

  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States Federal law of general application.

FIXED RATE NOTES

  Each Fixed Rate Note, except any Zero Coupon Note, will bear interest at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes will be on April 15 and October 15 of each year and the Regular Record Dates will be on the last day of March and September of each year. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment is not a Market Day, payment of interest, premium, if any, or principal payable on Fixed Rate Notes will be made on the next succeeding Market Day and no interest shall accrue for the period from and after such Interest Payment Date or the Maturity Date or any date fixed for redemption or repayment to such next succeeding Market Day.

FLOATING RATE NOTES

  Except as provided below and unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable (i) in the case of Floating Rate Notes with a daily, weekly, or monthly Interest Reset Date (as defined below) on (a) the third Wednesday of each month or (b) on the third Wednesday of June and December of each year or (c) on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement. If any Interest Payment Date (other than the Maturity Date or any date fixed for redemption or repayment) for any Floating Rate Note would otherwise be a day that is not a

Market Day, the Interest Payment Date for such Floating Rate Notes shall be postponed to the next day that is a Market Day and interest shall accrue to but exclude such next succeeding Market Day, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day (with interest accruing to but excluding such next preceding Market Day). If the Maturity Date or any earlier redemption or repayment date of a Floating Rate Note falls on a day that is not a Market Day, the required payment of principal, premium, if any, or interest otherwise payable on such date need not be made on such date, but may be made on the next succeeding Market Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period from and after the Maturity Date (or any date fixed for redemption or repayment) to such next succeeding Market Day.

  An "Interest Payment Date" with respect to any Note shall be a date on which, under the terms of such Note, regularly scheduled interest shall be payable.

  "Market Day" means:

    (a) with respect to any Note not otherwise provided for in (b), (c) or
  (d) below, any Business Day in The City of New York;

    (b) with respect to any LIBOR Note, any Business Day in The City of New York which is also a day on which dealings in deposits in the Index Currency (as defined below) are transacted in the London interbank market (a "London Banking Day");

    (c) with respect to Notes denominated in a Specified Currency other than U.S. dollars or ECUs, any Business Day in The City of New York which is also a day in the Principal Financial Center (as defined below) of the country of the Specified Currency on which banking institutions generally are not authorized or obligated by law to close; and

    (d) with respect to Notes denominated in ECUs only, any Business Day in The City of New York which is also a day that is designated as an ECU settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs may be made.

  "Business Day," as used herein for any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

  The applicable Pricing Supplement will specify the issue price, the interest rate basis, the interest payment period, the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will define or particularize for each Floating Rate Note the following terms, if applicable: the period to maturity of the instrument or obligation on which the interest rate formula is based (the "Index Maturity"), Initial Interest Rate (as defined below), Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to such Note.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise (each an "Interest Reset Date"; the period between consecutive Interest Reset Dates being the "Interest Reset Period"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes which are reset daily, each Market Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which are reset semi-annually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes which are reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which are reset at intervals other than those described above, the days specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to a Floating Rate Note (the "Initial Interest Rate") will be as set forth in the applicable Pricing Supplement. If the Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Market Day, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

  Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for a CD Rate Note (the "CD Interest Determination Date"), a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), a Prime Rate Note (the "Prime Interest Determination Date") or a CMT Rate Note (the "CMT Interest Determination Date") will be the second Market Day prior to the Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Market Day.

  Unless otherwise indicated in the applicable Pricing Supplement, interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid (or from, and including, the Original Issue Date if no interest has been paid with respect to such Floating Rate Note) to, but excluding, such Interest Payment Date. However, if the Interest Reset Dates with respect to such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which the principal of such Note is payable, will include interest accrued only from, and excluding, the next preceding Regular Record Date to which interest has been paid (or from, and including, the Original Issue Date if no interest has been paid with respect to such Floating Rate Note) to, and including, the Regular Record Date preceding the next applicable Interest Payment Date, except that the interest payment at the Maturity Date or any date fixed for redemption or repayment will include interest accrued to, but excluding, such Maturity Date or date fixed for redemption or repayment, as the case may be. Accrued interest from the Original Issue Date or from the last date to which interest has been paid is calculated by multiplying the face amount of a Note by an accrued interest factor. The accrued interest factor is computed by adding together the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid is calculated by multiplying the face amount of a Note by an accrued interest factor. The accrued interest factor is computed by adding together the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of CMT Rate Notes or

Treasury Rate Notes. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above and to any adjustment by a Spread or a Spread Multiplier referred to above.

  Unless otherwise provided for in the applicable Pricing Supplement, The First National Bank of Chicago will be the Calculation Agent (the "Calculation Agent", which term includes any successor calculation agent appointed by the Company), and for each Interest Reset Date will determine the interest rate as described below. The Calculation Agent will notify the Trustee of each determination of the interest rate applicable to any such Floating Rate Note promptly after such determination is made. The Trustee will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and, if applicable, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date relative to such Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date (or, if such day is not a Market Day, the next succeeding Market Day) or (ii) the Market Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

  Interest rates will be determined by the Calculation Agent as follows:

  CD RATE NOTES. CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519) Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDS (Secondary Market)", or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CD Rate Notes for which such CD Rate is being determined shall be the Initial Interest Rate).

  COMMERCIAL PAPER RATE NOTES. Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement, as such rate shall be published in H.15(519), or any successor publication, under the heading "Commercial Paper--Non-financial" or, if unavailable, such other headings representing commercial paper issued by non-financial entities whose bond rating is "AA" or the equivalent from a nationally recognized statistical rating agency. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issue, whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in the preceding sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Commercial Paper Rate Notes for which such Commercial Paper Rate is being determined shall be the Initial Interest Rate).

  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                    MONEY MARKET YIELD =     D x 360
                                           -------------   x  100
                                           360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period from the Interest Reset Date to but excluding the day that numerically corresponds to such Interest Reset Date (or, if there is not any such numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which such Interest Reset Date falls.

  FEDERAL FUNDS RATE NOTES. Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 11:00 a.m., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest Rate).

  LIBOR NOTES. LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" for each Interest Reset Date will be determined by the Calculation Agent as follows:

    (a) either (i) the arithmetic mean of the offered rates for deposits in the Index Currency for the period of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or
  (ii) the rate for deposits in the Index Currency for the period of the applicable Index Maturity that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate has been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in
  (b) below.

    (b) If fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request the principal London offices of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 a.m., London time, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million or the approximate equivalent thereof in the applicable Index Currency that is representative of a single transaction in such market at such time. If at least two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such rates. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in the applicable Principal Financial Center (as defined below) selected by the Calculation Agent at approximately 11:00 a.m. in such Principal Financial Center, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date for loans in the Index Currency to leading European banks, for the period of the applicable Index Maturity and in a principal amount equal to an amount of not less than U.S. $1 million or the approximate equivalent thereof in the applicable Index Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

  "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to United States dollars, Deutsche marks, Italian lira, Swiss francs, Dutch Gilders and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Milan, Zurich, Amsterdam and Luxembourg, respectively.

  PRIME RATE NOTES. Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan". If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME1 page on such service for the purpose of displaying prime rates of major New York City banks (the "Reuters Screen USPRIME1 Page")) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to quote such rate or rates.

  If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined shall be the Initial Interest Rate). If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the Maturity Date or the date fixed for repayment or redemption of such Prime Rate Notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate Notes were LIBOR Notes, and the Spread, if any, shall be the number of basis points specified in the applicable Pricing Supplement as the "Alternate Rate Event Spread".

  TREASURY RATE NOTES. Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)", or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not so published by 3:00 p.m. New York City time, on the relevant Calculation Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined shall be the Initial Interest
Rate).

  CMT RATE NOTES. CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week, or the month, as applicable, in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519), if such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the

CMT Rate for the CMT Interest Determination date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include any Agent or its affiliates) selected by the Calculation Agent (from five such References Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent (after consultation with the Company) are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Services on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

ORIGINAL ISSUE DISCOUNT NOTES

  "Original Issue Discount Notes" are Notes issued at a discount from the principal amount payable at maturity and which may be considered to be issued with original issue discount which must be included in income for United States Federal income tax purposes at a constant rate. Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately either (a) as described under "Description of the Securities--Events of Default, Waiver and Notice" in the accompanying Prospectus or (b) pursuant to any redemption or repayment, in either such case the amount of principal due and payable with respect to such Note shall be limited to the Issue Price of such Note (plus, in the case of a redemption, the premium to par, if any, specified in the applicable Pricing Supplement), plus the original issue discount amortized with respect to such Note from the Original Issue Date to the date of acceleration or redemption, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, in effect on the date of acceleration or redemption).

RENEWABLE NOTES

  The Company may also issue from time to time variable rate renewable notes (the "Renewable Notes") that will bear interest at the interest rate (calculated with reference to a Base Rate and the Spread or Spread Multiplier, if any) specified in the Renewable Notes and in the applicable Pricing Supplement.

  The Renewable Notes will mature on an Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates specified in the applicable Pricing Supplement (each such Interest Payment Date, an "Election Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the holder thereof elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion thereof having a principal amount of $1,000 or any integral multiple thereof, or the approximate equivalent thereof in the Specified Currency indicated in the applicable Pricing Supplement, by delivering a notice of such effect to the Trustee not less than nor more than a number of days to be specified in the applicable Pricing Supplement prior to such Election Date. If no such notice period is specified in the applicable Pricing Supplement, such notice shall be given no less than 30 days nor more than 60 days prior to such Election Date. Such option may be exercised with respect to less than the entire principal amount of the Renewable Notes; provided, that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple thereof, or the approximate equivalent thereof in the Specified Currency indicated in the applicable Pricing Supplement. Notwithstanding the foregoing, the maturity of the Renewable Notes may not be extended beyond the Final Maturity Date, as specified in the applicable Pricing Supplement (the "Final Maturity Date"). If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in the applicable Pricing Supplement) after the Election Date prior to which the holder made such election.

  An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of $1,000 or any integral multiple thereof, or the approximate equivalent thereof in the Specified Currency indicated in the applicable Pricing Supplement, by delivering a notice to such effect to the Trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple thereof, or the approximate equivalent thereof in the Specified Currency indicated in the applicable Pricing Supplement. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Regular Record Date to but excluding the immediately succeeding Interest Payment Date.

  An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

  The Renewable Notes may be redeemed in whole or in part at the option of the Company on the Interest Payment Dates in each year specified in the applicable Pricing Supplement, commencing with the Interest Payment Date specified in the applicable Pricing Supplement at a redemption price as stated in the applicable Pricing Supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this Prospectus Supplement, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage paid, at least 180 days (unless otherwise specified in the applicable Pricing Supplement) prior to the date fixed for redemption.

OPTIONAL REDEMPTION

  Unless otherwise specified in the applicable Pricing Supplement related to any Notes, the Notes will not be redeemable prior to maturity by the Company. The applicable Pricing Supplement relating to each Note will indicate whether such Note can be redeemed prior to maturity and, if applicable, the terms on which such Note will be redeemable at the option of the Company. Except as provided above for Renewable Notes, notice of redemption shall be provided by mailing a notice of such redemption to each holder by first class mail, postage paid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears upon the books of the Company.

REPAYMENT AT THE NOTEHOLDERS' OPTION; REPURCHASE

  Unless otherwise specified in the applicable Pricing Supplement relating to any Notes, the Notes will not be subject to repayment prior to maturity at the option of the holders thereof. If applicable, the Pricing Supplement relating to each Note will indicate that the Note will be repayable at the option of the holder on a date or dates specified prior to its Maturity Date. If so indicated, the Notes will be subject to repayment at the option of the holders thereof in whole or from time to time in part in increments of $1,000, or the approximate equivalent thereof in the Specified Currency indicated in the applicable Pricing Supplement, or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000, or the approximate equivalent thereof in the Specified Currency indicated in the applicable Pricing Supplement, or such other authorized denomination), and unless specified in such Pricing Supplement, at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment.

  In order for such a Note to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the repayment, (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the Trustee not later than the fifth Market Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter from a member of a national securities exchange or a member of the NASD, or a commercial bank or trust company in the United States shall only be effective in such case, if such Note and form duly completed are received by the Trustee by such fifth Market Day. Exercise of the repayment option by the holder of a Note will be irrevocable. In the event that the option of the holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Exchange Act, the Company will comply with Rule 14e-1 as then in effect to the extent applicable.

  The Company may at any time purchase Notes at any price in the open market or otherwise. Notes purchased by the Company, at its discretion, may be held, resold or surrendered to the registrar for cancellation.

BOOK-ENTRY SYSTEM

  The Company has established a depositary arrangement with The Depository Trust Company (the "Depositary") with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

  Upon issuance, all Book-Entry Notes up to $200,000,000 aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, currency of denomination and payment, Interest Payment Dates (if any), the Maturity Date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single global security (a "Global Security"). Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

  So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the Beneficial Owners (as defined below) of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of certificated Notes and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

  Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act, (iii) the Company in its sole discretion determines that the Global Securities shall be exchangeable for certificated Notes or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes. Upon any such exchange, the certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

  The following is based on information furnished by the Depositary:

  The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Security will be issued with respect to each $200,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

  The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

  To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedure, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

  Payment of principal, premium, if any, and/or interest, if any, on the Global Securities representing the Book-Entry Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

  The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated Notes are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificated Notes will be printed and delivered.

  The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the accompanying Prospectus under "Description of Securities--Global Securities." The Depositary has confirmed to the Company that it intends to follow such procedures.

GOVERNING LAW AND JUDGMENTS

  The Indenture and Notes will be governed by and construed in accordance with the laws of the State of New York.

                        IMPORTANT CURRENCY INFORMATION

  Purchasers are required to pay for each Note in the Specified Currency for such Note. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks generally do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such

Notes. Such requests must be made on or before the fifth Market Day preceding the date of delivery of the Notes, or by such other date as determined by the Agent which presents the offer to the Company. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the relevant purchaser of the Notes.

                                CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Notes that are denominated in, or the payment of which is determined with reference to, a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any composite currency) in which a purchaser conducts its primary business (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the Specified Currency, including changes resulting from official redenomination with respect to such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to the Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for Specified Currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of a foreign currency or units of a foreign composite currency in which a Note is denominated against the home currency would result in a decrease in the effective yield of such Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a home currency basis.

  The Notes will provide that, in the event of an official redenomination of a foreign currency (including, without limitation, an official redenomination of a foreign currency that is a composite currency), the obligations of the Company with respect to payments on Notes denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. The Notes do not provide for any adjustment to any amount payable under the Note as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency for making payments with respect to a Note denominated in such currency. There can be no assurances that exchange controls will not restrict or prohibit payments of principal or interest in any currency or currency unit. Even if there are not actual exchange controls, it is possible that, with respect to any particular Note, the foreign currency for such Note will not be available to the Company to make payments of interest and principal then due because of circumstances beyond the control of the Company. In that event, the Company will make such payment in the manner set forth below under "Payment Currency".

  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT, AND THE APPLICABLE PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE

VALUE OF, A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE DATE OF THE APPLICABLE PRICING SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN SUCH NOTES. SUCH AN INVESTMENT IS NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  The information set forth in this Prospectus Supplement is directed to prospective purchasers of Notes who are United States Holders (defined below) and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Notes. Such persons should consult their own advisors and legal counsel with regard to such matters.

  The Pricing Supplement relating to Notes denominated in a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such Specified Currency or Denominated Currency against the U.S. dollar or other relevant currency, a description of such currency or currencies and any exchange controls affecting such currency or currencies. Information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trend in fluctuations in currency exchange rates that may occur in the future.

PAYMENT CURRENCY

  Except as set forth in the applicable Pricing Supplement, if payment on a
Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by the international banking community, then any payments with respect to such Note shall be made in U. S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars on the basis of the Market Exchange Rate on the last date such Specified Currency was available. See "Description of Notes--General."

  If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies of a composite currency are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency of a composite currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

FOREIGN CURRENCY JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed wholly within such jurisdiction. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. If a Note is denominated in a Specified Currency other than U.S dollars, any judgment under New York law will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

                       UNITED STATES TAX CONSIDERATIONS

  The following summary describes certain United States Federal income tax consequences relevant to a holder of a Note. This summary is based on laws, regulations, rulings and decisions now in effect (or, in the case of certain Treasury Regulations, now in proposed form), all of which are subject to change, possibly with retroactive effect. This summary deals only with holders that will hold Notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to mark to market, persons that will hold Notes as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States Federal income tax purposes, and persons that have a "functional currency" other than the U.S. dollar. Moreover, this summary does not address tax considerations applicable to Notes due more than 30 years from the Original Issue Date, the tax consequences of which will be addressed in the applicable Pricing Supplement.

  Investors should consult their own tax advisors in determining the tax consequences to them of the acquisition, holding and sale of Notes, including the application to their particular situation of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

UNITED STATES HOLDERS

 PAYMENTS OF INTEREST

  Payments of "qualified stated interest" (as defined under "Notes with Original Issue Discount") on a Note generally will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States holder's method of tax accounting). A United States holder is a beneficial owner who is a citizen or resident of the United States, a corporation, partnership or other entity created in or organized under the laws of the United States or any political subdivision thereof, a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, an estate the income of which is subject to United States Federal income taxation regardless of its source or a holder that otherwise is subject to United States Federal income taxation on a net income basis in respect of a Note. A United States holder who uses the cash method of accounting and who holds a Note denominated in a currency other than U.S. dollars (a "foreign currency"), will be required to include in income the U.S. dollar value of the amount of interest income received (determined as of the time that such payment is received), regardless of whether such payment in fact is received in U.S. dollars or converted into U.S. dollars. A United States holder that uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income that has accrued during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, at the United States holder's election, at the spot rate of exchange on the last day of the accrual period. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. The average rate of exchange for an accrual period shall be a simple average of the spot exchange rates for each business day of such period (or other average exchange rate for the period reasonably derived and consistently applied by the holder). Such United States holder will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss.

 PURCHASE, SALE AND RETIREMENT OF NOTES

  A United States holder's tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount or market discount (if the United States holder elects to include such market discount in income on a current basis) and amounts, if any, attributable to de minimis original issue discount and de minimis market discount includible in income by the holder and reduced by any amortized premium (each as described below) and any payments other than qualified stated interest (as defined below) made on such Note. In the case of a Note denominated in a foreign currency, the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price determined on the date of purchase. In the case of a Note which is denominated in a foreign currency and is traded on an established securities market, a cash basis taxpayer (or, if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of the exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below for such adjustments.

  Upon the sale, exchange or retirement of a Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the United States holder's tax basis in the Note. With respect to the sale, exchange or retirement of a Note denominated in a foreign currency, the amount realized generally will be the U.S. dollar value of the payment received determined on (i) the date of receipt of payment in the case of a cash basis taxpayer or (ii) the date of disposition in the case of an accrual basis taxpayer. In the case of a Note which is denominated in a foreign currency and is traded on an established securities market, a cash basis taxpayer (or, if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the sale.

  Except as discussed below with respect to market discount, short-term OID Notes, certain Notes with contingent payments and foreign currency gain or loss, or to the extent attributable to accrued but unpaid interest, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Note generally will, under current law, be long-term capital gain or loss if the United States holder has held the Note for more than one year at the time of disposition and will be short-term capital gain or loss if held for one year or less. In general, the maximum tax rate on net long-term capital gains is 20% for capital assets held for more than 18 months. Capital gain on assets held for more than one year and not more than 18 months is taxed at a maximum rate of 28%. A lower rate of 18% will apply after December 31, 2000 for assets held for more than five years. However, the 18% rate only applies to assets acquired after December 31, 2000 unless the taxpayers elects to treat an asset held prior to such date as sold for fair market value on January 1, 2001.

  Notwithstanding the foregoing, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Note denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such Note.

 NOTES WITH ORIGINAL ISSUE DISCOUNT

  Certain Notes, including Original Issue Discount Notes (collectively, "OID Notes"), may be considered to be issued with original issue discount, as such term is defined under the Code, and certain Treasury Regulations issued thereunder. A Note will be considered to be issued with original issue discount if such Note has a stated redemption price at maturity (as defined below) that exceeds its issue price (as defined below) by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years to the maturity for such Note. If the stated redemption price at maturity of a Note exceeds its issue price, but by less than this amount, such Note will be considered to have de minimis original issue discount and will not be an OID Note. United States holders of OID Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and the Treasury Regulations issued thereunder. United States holders of such Notes should be aware that, as described in greater detail below, they generally must include original issue discount in income for United States Federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

  In general, each United States holder of an OID Note which matures more than one year from the issue date, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that Note calculated under a constant yield method for all days during the taxable year that the United States holder owns the Note. In addition, a United States holder will be required to include any "qualified stated interest" (as defined below) on such a Note in gross income (as interest) under the holder's regular method of tax accounting. The daily portions of original issue discount on an OID Note are determined by allocating to each day in any accrual period (generally any period that is elected by a holder, provided that each accrual period is no longer than one year and that each Interest Payment Date is the first or last day of the accrual period) a ratable portion of the original issue discount allocable to that accrual period. In the case of an initial holder, the amount of original issue discount of an OID Note allocable to each accruable period is generally determined by (i) multiplying the "adjusted issue price" (as defined below) of the Note at the beginning of the accrual period by the yield to maturity of the Note (adjusting the yield to take into account the length of the particular accrual period) and (ii) subtracting from that product the amount (if any) payable as "qualified stated interest" during that accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period will be the sum of its issue price and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than "qualified stated interest" payments (if any) made with respect to such Note in all prior accrual periods. The "issue price" of a Note for this purpose is generally the first price at which a substantial amount of the Notes included in the particular issuance is sold to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. The "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note other than qualified stated interest payments.

  Under Treasury Regulations, interest payments on a "variable rate debt instrument" will be considered qualified stated interest. For this purpose, a
Note is a "variable rate debt instrument" if it (x) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the Note and (ii) 15% of the total noncontingent principal payments and (y) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates (as defined below); (B) a single fixed rate followed by one or more qualified floating rates; (C) a single objective rate (as defined below); or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate (as defined below). Moreover, to qualify as a variable rate debt instrument, a Note must not provide for any principal payments that are contingent. If a Note that provides for a variable rate of interest does not qualify as a variable rate debt instrument, such Note will be considered a "contingent payment debt instrument" subject to a special set of rules. A "qualified floating rate" is a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (x) fixed at a number that is greater than
 .65 but not more than 1.35 or (y) fixed at a number that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate would not include a rate based on information that is within the control of, or unique to the circumstances of, the issuer (or a related party within the meaning of the applicable statutory provisions), such as dividends, profits or the value of the issuer's stock. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. A "qualified inverse floating rate" is an objective rate
(1) that is equal to a fixed rate minus a qualified floating rate and (2) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. Under these rules, Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, CMT Rate Notes and Federal Funds Rate Notes will generally be treated as variable rate debt instruments.

  Stated interest on a Note that is subject to a maximum or minimum interest rate limitation (i.e., a cap or floor), a restriction on the amount of increase or decrease in such rate (i.e., a governor) or other similar restrictions generally will not be treated as a qualified floating rate. However, a restriction will not cause a variable rate to fail to be a qualified floating rate if it is a cap, floor or governor that is fixed throughout the term of the Note or is a cap, floor, governor or similar restriction that is not reasonably expected on the issue date to cause the yield on the Note to be significantly less than (in the case of a cap), more than (in the case of a floor), or different from (in the case of a governor), the expected yield determined without such cap, floor or governor, as the case may be. A Note under which interest is payable pursuant to a variable rate that fails to qualify as a qualified floating rate or an objective rate will be considered under the OID Regulations to have been issued with original issue discount and will be subject to the rules governing contingent debt instruments.

  Generally, the rules for determining the amount and accrual of original issue discount and qualified stated interest on a variable rate debt instrument provide for the conversion of such debt instrument into a fixed rate debt instrument and the application of the general rules regarding original issue discount to such debt instrument. Certain variable rate debt instruments, though, are subject to special rules. If such special rules apply to Notes, any material United States Federal income tax consequences to a United States holder of such Notes resulting therefrom will be discussed in the applicable Pricing Supplement.

  While each United States holder of an OID Note which matures more than one year from the issue date will be required to accrue original issue discount income under a constant yield method, as described above, a taxpayer may also elect to include in gross income all interest that accrues on a debt instrument (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (as defined below), de minimis market discount, unstated interest, as adjusted by any amortizable bond premium or acquisition premium (as discussed below)) under a constant yield method.

  As a result of this "constant yield" method of including original issue discount income, the amounts so includible in income by a United States holder in respect of an OID Note denominated in U.S. dollars are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

  OID Notes which are subject to redemption prior to maturity or Notes which provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (including upon the option of the Company or the holder) may be subject to rules that differ from the general rules discussed above. Holders who intend to purchase OID Notes with any such feature should carefully examine the applicable Pricing Supplement and should consult with their own tax advisors with respect to such a feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

  Under Treasury Regulations, no payment of interest on a Note that matures one year or less from the date of its issuance would be considered to be qualified stated interest. Therefore, any such Note would be considered to be issued with original issue discount. In general, a United States holder who uses the cash method of tax accounting and who holds an OID Note that matures one year or less from the date of its issuance (a "short-term OID Note") is not required to accrue original issue discount for United States Federal income tax purposes unless such holder elects to do so. United States holders who utilize the accrual method of accounting and certain other holders, including banks and dealers in securities, are required to include original issue discount (or alternatively, acquisition discount) on such short-term OID Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a United States holder who is not required, and does not elect, to include original issue discount in income currently, any gain recognized on the sale, exchange or retirement of a short-term OID Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or alternatively under the constant yield method) through the date of sale, exchange or retirement. In addition, such non-electing United States holders who are not subject to the current inclusion requirement described in the fourth sentence of this paragraph will be required to defer the deduction of all or a portion of any interest paid on indebtedness incurred to purchase short-term OID Notes until such original issue discount is included in such holder's income.

  In the case of an OID Note denominated in a foreign currency, a United States holder should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above, and (ii) translating the foreign currency amount so derived at the average exchange rate in effect during that accrual period or, at the United States holder's election, at the spot rate of exchange on the last day of the accrual period. Because exchange rates may fluctuate, a United States holder of an OID Note denominated in a foreign currency may recognize a different amount of original issue discount income in each accrual period than would the holder of a similar OID Note denominated in U.S. dollars.

  A subsequent United States holder of an OID Note that purchases the Note at a cost less than its remaining redemption amount also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. The remaining redemption amount is the total amount of all future payments due under such Note other than qualified stated interest. However, if the subsequent United States holder acquires the OID Note at a lower yield to maturity than the yield of the Note for original issue discount purposes with respect to the initial holder of the Note, the subsequent United States holder may reduce its periodic inclusions of original issue discount income to reflect the lower yield to maturity of the Note or elect to compute original issue discount accruals by treating the purchase as a purchase at original issue and applying the mechanics of the constant yield method.

 PREMIUM AND MARKET DISCOUNT

  A United States holder of a Note that purchases the Note at a cost greater than its principal amount will be considered to have purchased the Note at a premium, and may make an election, applicable to all notes purchased at a premium and held by such holder, to amortize such premium, using a constant yield method, over the remaining term of such notes. In the case of a Note denominated in a foreign currency purchased at a premium, a United States holder should calculate the amortization of the premium in the relevant foreign currency and should reduce interest income by the amortizable bond premium in units of such foreign currency. Exchange gain or loss is realized with respect to such amortizable premium by treating such premium as a return of principal.

  If a United States holder of a Note purchases the Note at a price that produces a yield to maturity higher than the yield to maturity at which such Note first was issued, the Note generally will be considered to bear "market discount" in the hands of such United States holder. In such case, gain realized by the United States holder on the sale, exchange or retirement of the Note generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such holder and such holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Note (unless the holder elects to include such market discount in income as it accrues). In general terms, market discount on a Note will be treated as accruing ratably over the term of such Note, or, at the election of the holder, under a constant yield method. With respect to Notes which are denominated in a foreign currency, the amount of market discount which accrues during any accrual period will be determined in the foreign currency and translated into U.S. dollars (i) at the spot rate of exchange on the date the Note is disposed of, or (ii), if the holder elects to include such market discount in income as it accrues, at the average exchange rate for the accrual period. A United States holder will recognize foreign currency gain or loss, as the case may be, to the extent that the spot rate on the date the Note is disposed of differs from the rate used to accrue such market discount.

 NOTES WITH CONTINGENT PAYMENT

  The tax consequences to United States holders of Notes with contingent payments will depend on factors including the specific index or indices used to determine payments on such Notes and the amount and timing of any noncontingent payments on such Notes. A description of any material United States Federal income tax considerations relevant to United States holders of such Notes will be set forth in the applicable Pricing Supplement.

 RENEWABLE NOTES

  The tax consequences to United States holders of the ownership of Renewable Notes will be set forth in the applicable Pricing Supplement.

FOREIGN HOLDERS

  As used herein, the term "non-United States holder" means a holder of a Note that is, for United States Federal income tax purposes, not a United States holder of a Note.

  Under United States Federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount and premium, if any) with respect to a Note by the Company or by any paying agent to any non-United States holder are not subject to United States Federal withholding tax, provided, in the case of interest or original issue discount, that (i) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(ii) such holder is not for Federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such holder is not a bank receiving interest described in
Section 881(c)(3)(A) of the Code and (iv) either (A) the beneficial owner of the Note certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such owner is a non-United States holder and provides such owner's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying non-United States holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-
8. Under recently finalized Treasury Regulations (the "Final Regulations"), in addition to the IRS Form W-8, the statement requirement referred to in clause
(iv) above may be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries. The Final Regulations also would require, in the case of Notes held by a foreign partnership, that (a) the certification described in clause (iv) above be provided by the partners rather than by the foreign partnership and (b) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.

  Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code is subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations.

  If a non-United States holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the non-United States holder, although exempt from the withholding tax discussed in the preceding paragraphs, is subject to United States Federal income tax on such interest (including original issue discount) in the same manner as if it were a United States holder. In lieu of the certificate described above, such holder must provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. Under the Final Regulations, non-United States holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 4224, although alternative documentation may be applicable in certain situations. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note is included in the earnings and profits of such holder if such interest (including original issue discount) is effectively connected with the conduct by such holder of a trade or business in the United States.

  Generally, any gain or income (other than that attributable to accrued interest or original issue discount) realized upon the sale, exchange, retirement or other disposition of a Note is not subject to Federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the non-United States holder or (ii) in the case of a non-United States holder who is an individual, the non-United States holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

 UNITED STATES HOLDERS

  Under current United States Federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate United States holders. In addition, a 31% backup withholding tax applies if the non-corporate United States holder (i) fails to furnish such holder's Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that such holder has failed properly to report payments of interest and dividends or (v) in certain circumstances, fails to certify, under penalties of perjury, that such holder has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations.

 FOREIGN HOLDERS

  In the case of a non-United States holder, backup withholding and information reporting do not apply to payments of principal and interest made by the Company or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that such holder is a non-United States holder or has otherwise established an exemption, provided that (i) the Company or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and
(ii) certain other conditions are satisfied.

  Subject to the discussion below, payments to or through the United States office of a broker are subject to backup withholding and information reporting unless the holder (i) certifies under penalties of perjury as to such holders' status as a non-United States holder, establishes certain other qualifications and provides such holder's name and address (and no agent of the broker who is responsible for receiving or reviewing such certification has actual knowledge that it is incorrect) or (ii) otherwise establishes an exemption.

  In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent is not required to apply backup withholding to such payments made to such beneficial owner and is not subject to information reporting. However, if such custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met or the beneficial owner otherwise establishes an exemption.

  Under Treasury Regulations, payments on the sale, exchange or retirement of a Note to or through a foreign office of a broker are not subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) is required unless such broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. In addition, effective January 1, 2000, if such broker is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in U.S. Treasury regulations) who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business information reporting may apply to such payments. Under the Final Regulations, backup withholding generally will not apply to such payments absent actual knowledge, or reason to know, that the payee is a U.S. person.

  Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Holder under the backup withholding rules are allowed as a refund or a credit against such Holder's United States Federal income tax, provided that the required information is furnished to the IRS.

  Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

                             ERISA CONSIDERATIONS

  No purchaser should purchase a Note with plan assets of any plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Code of 1986, as amended (the "Code"), if the purchase or holding of the Note will result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  Subject to the terms of the Distribution Agreement dated as of April 7, 1998 (the "Distribution Agreement"), the Notes are being offered on a continuing basis by the Company through Goldman, Sachs & Co., J.P. Morgan Securities Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (the "Agents"), who have agreed to use reasonable best efforts to solicit purchases of the Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer it receives to purchase Notes, in whole or in part. The Company will pay the Agents a commission of (except as otherwise provided in a Pricing Supplement with respect to certain Original Issue Discount Notes) from .125% to .750% of the principal amount of the Notes, depending upon maturity, for sales made through them as Agents. The commission with respect to Notes having maturities in excess of 30 years will be negotiated by the Company and the Agents at the time of sale.

  The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the Agents purchasing as principals may receive from the Company a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agent selling such Notes.

  Each Agent may offer any Notes it has purchased as principal to other dealers. Each Agent may sell any Notes it has purchased to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

  In connection with the offering, the Agents may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions, and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes; and short positions created by the Agents involve the sale by the Agents of a greater number of Notes than they are required to purchase from the Company in the offering. The Agents may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  In those jurisdictions in which the Company is permitted to do so, the Company reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf or through other agents, dealers or underwriters on terms substantially identical to the terms contained in the Distribution Agreement, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable to any Agent with respect to such sale.

  The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act and to contribute to payments which the Agents may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain expenses.

  The Agents may sell to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

  Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York.

  In the ordinary course of their respective businesses, certain of the Agents and their affiliates engage and may in the future engage in investment banking and commercial banking transactions with the Company and its subsidiaries. Marc J. Shapiro, a director of the Company, is also an executive officer of The Chase Manhattan Corporation and The Chase Manhattan Bank, affiliates of Chase Securities Inc., and Denis E. Springer, Senior Vice President and Chief Financial Officer of the Company, is a member of the National Advisory Board of The Chase Manhattan Corporation.

  Concurrently with the offering of the Notes through the Agents as described herein, the Company may issue Debt Securities as described under "Description of Debt Securities" in the accompanying Prospectus.

  The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of a secondary market for the Notes.

                             VALIDITY OF THE NOTES

  The validity of the Notes will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois, and for the Agents by Sullivan & Cromwell, New York, New York. The opinions of Mayer, Brown & Platt and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of a particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the dates of such opinions.

                                    EXPERTS

  The consolidated financial statements and the financial statement schedule as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 incorporated in this Prospectus Supplement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements and the financial statement schedule for the year ended December 31, 1995 incorporated in this Prospectus Supplement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS

                   BURLINGTON NORTHERN SANTA FE CORPORATION

                                DEBT SECURITIES

                               ----------------

  Burlington Northern Santa Fe Corporation ("BNSF" or the "Company") may from time to time offer debt securities consisting of bonds, debentures, notes (including notes commonly known as medium-term notes), or other evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $750,000,000 or its equivalent in any other currency or composite currency ("Debt Securities"). The Debt Securities may be offered as separate series in amounts, at prices, and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange, and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities.

  The Company may sell Debt Securities to or through one or more underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for possible indemnification arrangements for underwriters, agents, and their controlling persons.

  This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

                 THE DATE OF THIS PROSPECTUS IS APRIL 3, 1998

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE DEBT SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information filed with the Commission can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available at its regional offices, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and from the Commission's worldwide web site at http://www.sec.gov. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange Incorporated, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

  The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents previously filed by the Company under the Exchange Act with the Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the year ended December 31, 1997, as amended; and

  (b) Current Report on Form 8-K (Date of earliest event reported: February 6, 1998).

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. All documents filed by the Company after the date of the initial Registration Statement but prior to the effectiveness of the Registration Statement shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, Attention:
Corporate Secretary (telephone (817) 352-6454).

  Unless otherwise indicated, currency amounts in the Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                                  THE COMPANY

  On September 22, 1995, Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("SFP") effected a business combination (the "Merger") pursuant to which each became a direct or indirect wholly owned subsidiary of the Company. As a result of the Merger, Burlington Northern Railroad Company ("BN") and The Atchison, Topeka and Santa Fe Railway Company ("ATSF") also became indirect wholly owned subsidiaries of the Company.

  On December 30, 1996, BNI merged with and into SFP. On December 31, 1996, ATSF merged with and into BN and BN changed its name to The Burlington Northern and Santa Fe Railway Company ("BNSF Railway"). On January 2, 1998, SFP merged with and into BNSF Railway.

  Through its principal operating subsidiary, BNSF Railway, the Company is engaged primarily in railroad transportation. BNSF Railway operates one of the largest railroad networks in the United States, with approximately 34,000 route miles as of December 31, 1997. Approximately 7,800 route miles of BNSF Railway's system consist of trackage rights which permit BNSF Railway to operate its trains with its crews over another railroad's tracks. BNSF Railway's system reaches 28 states and two Canadian provinces.

  BNSF Railway serves all major ports in the western United States, certain Mexican and Canadian gateways and Gulf ports, important gateways to the eastern United States and most major cities in the Pacific Northwest and West and in the midwestern and southwestern United States. The principal cities served by BNSF Railway include Albuquerque, Amarillo, Billings, Birmingham, Cheyenne, Chicago, Corpus Christi, Dallas, Denver, Des Moines, Duluth/Superior, Fargo/Moorhead, Fort Worth, Galveston, Houston, Kansas City, Little Rock, Lincoln, Los Angeles, Memphis, Mobile, New Orleans, Oklahoma City, Omaha, Phoenix, Portland, Reno, Salt Lake City, San Antonio, St. Louis, St. Paul/Minneapolis, the San Francisco Bay area, Seattle, Spokane, Springfield (Missouri), Tacoma, Tulsa, Wichita, Vancouver (British Columbia), Winnipeg (Manitoba) and the United States/Mexico crossings of Brownsville, El Paso and Eagle Pass, Texas and San Diego.

  BNSF Railway derives a substantial portion of its revenues from intermodal transportation and the transportation of coal and agricultural commodities. Other significant aspects of BNSF Railway's business include the transportation of commodities in the following areas: chemicals, forest products, consumer goods, automotive, metals, and minerals.

  The Company's principal executive offices are located at 2650 Lou Menk Drive, Fort Worth, Texas 76131- 2830, telephone number (817) 352-6454.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges of the Company for each of the five years ended December 31, 1997. The ratios reflect the historical results for BNI only in all periods reported prior to 1996, except for the year ended December 31, 1995, which period also includes SFP results from September 22, 1995 through December 31, 1995.

                                                    YEAR ENDED DECEMBER 31,
                                               ---------------------------------
                                               1997(2) 1996  1995(2) 1994  1993
                                               ------- ----- ------- ----- -----
Earnings to Fixed Charges(1)..................  3.52x  3.89x  1.85x  3.70x 3.19x

--------
(1) For purposes of this ratio, earnings are calculated by adding fixed charges (excluding capitalized interest) to income (loss) from continuing operations. Fixed charges consist of interest on indebtedness (including amortization of debt discount and premium) and the portion of rental expense under long term operating leases representative of an interest factor.
(2) Earnings for the years ended December 31, 1997 and 1995 include special charges of $90 million and $735 million (before tax), respectively. Excluding these charges, the ratios for 1997 and 1995 would have been 3.68x and 3.91x, respectively.

                                USE OF PROCEEDS

  Unless otherwise specified in the applicable Prospectus Supplement, net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including working capital, capital expenditures, and debt repayment, and for the repurchase of the Company's common stock from time to time.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series which are offered by a Prospectus Supplement, will be described in such Prospectus Supplement.

  The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular Debt Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

  The Company is a holding company, conducting its operations through its operating subsidiaries. Accordingly, the Company's ability to service the Debt Securities is dependent, in part, on its ability to obtain dividends or loans from such operating subsidiaries which may be subject to contractual restrictions. In addition, the rights of the Company and the rights of its creditors, including holders of the Debt Securities, to participate in any distribution of the assets of a subsidiary upon the liquidation or recapitalization of such subsidiary will be subject to the prior claims of the subsidiary's creditors, except to the extent the Company itself may be a creditor with recognized claims against the subsidiary.

  The covenants in the Indenture would not necessarily afford the holders of the Debt Securities protection in the event of a decline in the Company's credit quality resulting from highly leveraged or other transactions involving the Company.

GENERAL

  The Indenture provides that separate series of Debt Securities may be issued under the Indenture from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. Except as provided in Section 1008, the Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of the particular series of Debt Securities; (3) the date or dates on which the principal of any of such Debt Securities will be payable or the method by which such date or dates will be determined or extended; (4) the rate or rates at which any of such Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30- day months; (5) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions upon which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company and the manner in which any election by the Company to redeem such Debt Securities shall be evidenced (if other than by a Board Resolution); (7) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (10) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (11) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to made and the amount so payable (or the manner in which such amount is to be determined); (12) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof or the method by which such portion shall be determined; (13) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (14) any variation from the application of the provisions of the Indenture described under "Defeasance and Covenant Defeasance--Defeasance and Discharge" or "Defeasance and Covenant Defeasance--Defeasance of Certain Covenants" or under both such captions and the manner in which any election of the Company to defease such Debt Securities shall be evidenced (if other than by a Board Resolution); (15) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Securities in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer--Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Securities may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Securities in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Securities or its nominee; (16) whether any of such Debt Securities will be subject to certain optional interest rate reset provisions; (17) whether any of such Debt Securities will be subject to certain optional extensions of maturity provisions; (18) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders of any of such Debt Securities to declare the principal amount of any of such Debt Securities and any change in the right of the Trustee or the Holders of any of such Debt Securities to declare the principal amount thereof, due and payable; (19) any addition to or change in the covenants in the Indenture applicable to any of such Debt Securities; and (20) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

  Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

FORM, EXCHANGE AND TRANSFER

  The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

  At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

  Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt

Securities will be named in the applicable Prospectus Supplement. (Section
305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

  If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)

GLOBAL SECURITIES

  Unless otherwise provided in the Prospectus Supplement, some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Unless otherwise provided in the Prospectus Supplement, the Global Security representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or other successor depository appointed by the Company (DTC or such other depository is herein referred to as the "Depositary") and registered in the name of the Depositary or its nominee and such Global Security will bear a legend regarding the restrictions on exchange and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture. Unless otherwise provided in the Prospectus Supplement, Debt Securities will not be issued in definitive form.

  Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct

Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Upon the issuance by the Company of Debt Securities represented by a Global Security, purchases of Debt Securities under the DTC System must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for the Global Security, or its nominee, is the registered owner of the Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as described above, Beneficial Owners will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  To facilitate subsequent transfers, all Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to Debt Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Payments of principal of and interest, if any, on the Debt Securities represented by the Global Security registered in the name of the Depositary or its nominee will be made by the Company through the Trustee under the Indenture or a paying agent (the "Paying Agent"), which may also be the Trustee under the Indenture, to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company has been advised that DTC will credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in Chicago, Illinois will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

  Any money paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Company at the Company's request. (Section 1003)

NEGATIVE PLEDGE

  In the Indenture, the Company covenants that it will not, and it will not permit any subsidiary to, create, assume, incur or suffer to exist any Lien upon the stock of BNSF Railway (or any successor or assign thereof, whether by merger or otherwise) to secure any obligation (other than the Debt Securities) of the Company, any Subsidiary or other Person, unless all of the Outstanding Debt Securities are directly secured equally and ratably with such obligation. (Section 1008)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the

Company's obligations on the Debt Securities and under the Indenture and (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing. (Section 801)

EVENTS OF DEFAULT

  Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture with respect to Debt Securities of that series (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given to the Company by the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; and
(e) certain events involving bankruptcy, insolvency or reorganization. (Section 501)

  If an Event of Default (other than an Event of Default described in clause
(d) above that is applicable to all Outstanding Debt Securities) with respect to the Debt Securities of any series at the time Outstanding Debt shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (d) above that is applicable to all Outstanding Debt Securities shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of all the Debt Securities then Outstanding (treated as one class) by notice as provided in the Indenture may declare the principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities then Outstanding to be due and payable immediately. After any such acceleration of a series, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

  No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

  The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (h) make certain modifications to such provisions with respect to modification and waiver. (Section 902)

  The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive any past default or compliance with certain restrictive provisions under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Sections 513 and
1009)

  The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1402, will not be deemed to be Outstanding. (Section 101)

  Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date) and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

  Unless otherwise provided in the applicable Prospectus Supplement, the provisions of Section 1402, relating to defeasance and discharge of indebtedness, or Section 1403, relating to defeasance of certain restrictive covenants in the Indenture, shall apply to the Debt Securities of any series or to any specified part of a series. (Section 1401)

  Defeasance and Discharge. Section 1402 of the Indenture provides that the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1402 and 1404)

  Defeasance of Certain Covenants. Section 1403 of the Indenture provides that, in certain circumstances, the Company may omit to comply with certain restrictive covenants, including those described under "Certain Covenants" and any that may be described in the applicable Prospectus Supplement, and that in those circumstances the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but might not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1403 and
1404)

NOTICES

  Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and
106)

TITLE

  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 309)

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

REGARDING THE TRUSTEE

  The First National Bank of Chicago has lending and other customary banking relationships with the Company.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities (i) through an underwriter or underwriters, (ii) through dealers, (iii) through agents, (iv) directly to purchasers, including affiliates of the Company, or (v) through a combination of any such methods of sale. The applicable Prospectus Supplement will set forth the terms of the offerings of any Debt Securities, including the method of distribution, the name or names of any underwriters, dealers or agents, any managing underwriter or underwriters, the purchase price of the Debt Securities and the proceeds to the Company from the sale, any underwriting discounts, agency fees and other items constituting underwriters' compensation and any discounts and concessions allowed, reallowed or paid to dealers or agents. The initial public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The expected time of delivery of the Debt Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

  If underwriters are used in the sale of the Debt Securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities if any are purchased. In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Underwriters, agents or dealers participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

  The Debt Securities may be sold in one or more transactions either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company may also offer and sell the Debt Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities or in the satisfaction of indebtedness.

  Underwriters, agents or dealers who participate in the distribution of Debt Securities may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments that such underwriters, dealers or agents or any of their controlling persons may be required to make in respect thereof. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for the Company or subsidiaries of the Company in the ordinary course of business.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement. The Prospectus Supplement will also set forth the commission payable for solicitation of such contracts.

  Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of the Company will solicit or receive a commission in connection with direct sales by the Company of the Debt Securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

                            VALIDITY OF SECURITIES

  The validity of the Debt Securities being offered hereby will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois, and for the underwriters, dealers, or agents, if any, by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

  The consolidated financial statements and the financial statement schedule as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements and the financial statement schedule for the year ended December 31, 1995 incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE PRO-SPECTUS OR ANY PRICING SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PRO-SPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT CONSTI-TUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUM-STANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Documents Incorporated by Reference........................................  S-2
Ratio of Earnings to Fixed Charges.........................................  S-2
Description of Notes.......................................................  S-3
Important Currency Information............................................. S-21
Currency Risks............................................................. S-22
United States Tax Considerations........................................... S-24
ERISA Considerations....................................................... S-32
Supplemental Plan of Distribution.......................................... S-32
Validity of the Notes...................................................... S-33
Experts.................................................................... S-34

                                  PROSPECTUS

Available Information......................................................    2
Documents Incorporated By Reference........................................    2
The Company................................................................    3
Ratio of Earnings to Fixed Charges.........................................    4
Use of Proceeds............................................................    4
Description of Debt Securities.............................................    4
Plan of Distribution.......................................................   13
Validity of Securities.....................................................   14
Experts....................................................................   14

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                                 $750,000,000

                              BURLINGTON NORTHERN
                             SANTA FE CORPORATION

                          MEDIUM-TERM NOTES, SERIES C

                             DUE 9 MONTHS OR MORE
                              FROM DATE OF ISSUE

                                  -----------

                                     BNSF

                                  -----------

                             GOLDMAN, SACHS & CO.

                               J.P. MORGAN & CO.

                             CHASE SECURITIES INC.

                          MORGAN STANLEY DEAN WITTER

                             SALOMON BROTHERS INC

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